UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 15, 2003

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 5.                                                           Other Events.

Certain modifications to, and waivers of, the terms of the documents governing the Series H Convertible Preferred Stock, par value $.01 per share, of Wave Systems Corp. and the related warrants to purchase shares of Class A Common Stock, par value $.01 per share, of Wave, were effected pursuant to the terms of a Letter Agreement and a Waiver, each dated September 4, 2003.  The modifications and waivers became effective on September 15, 2003.

As a result of the modifications and waivers, the holders of the Series H Preferred Stock and related warrants waived their right to require Wave to redeem the Class A Common Stock issuable upon conversion or exercise of the Series H Preferred Stock and related warrants in excess of 10,355,865 shares.  This threshold represented 19.99% of the Class A Common Stock outstanding before the issuance of the Series H Preferred Stock and related warrants on April 30, 2003 less the number of shares of Class A Common Stock issuable upon exercise of the warrants issued to Wave’s placement agents in connection with the Series H financing (the “Nasdaq Share Cap”).  This will allow the holders of the Series H Securities to convert or exercise their Series H Securities for up to the Nasdaq Share Cap prior to the shareholder vote to approve or disapprove the issuance of shares in excess of the Nasdaq Share Cap.  In the absence of these waivers, any such conversion or exercise prior to the shareholder vote would violate Nasdaq listing requirements.

As a result of the modifications and waivers, (i) each holder of the Series H Preferred Stock and related warrants that executed the modifications and waivers will convert its shares of Series H Preferred Stock into Class A Common Stock and exercise its warrants, (ii) the number of shares of Class A Common Stock issuable upon exercise of the warrants is reduced by 900,000 shares, (iii) the exercise price of the warrants held by the holders that executed the modifications and waivers is reduced from $1.13 to $1.00 and (iv) certain provisions of the Series H Preferred Stock and related warrants that require adjustment of the conversion and exercise prices of the Series H Preferred Stock and related warrants were eliminated.  The rights of first refusal in favor of the holders of Series H Preferred Stock that provide the holders of the Series H Preferred Stock the right to subscribe for certain equity securities issued by Wave in its future financings were modified to provide that such rights only apply to Wave’s next financing and that the amount any such holder could invest in such financing cannot exceed the amount invested by such holder in the original Series H financing.

The exercise of the Series H Warrants upon effectiveness of the modifications and waivers will result in approximately $1.9 million of cash proceeds to Wave.

A form of the Letter Agreement is attached hereto as Exhibit 10.1 and a form of the Waiver is attached hereto as Exhibit 10.2.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

Exhibit 10.1                                    Form of Letter Agreement dated September 4, 2003.

Exhibit 10.2                                    Form of Waiver dated September 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Steven Sprague
Steven Sprague
Chief Executive Officer

Dated: September 16, 2003

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Letter Agreement dated September 4, 2003.

Exhibit 10.2	Form of Waiver dated September 4, 2003.